EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated February 26, 1999 accompanying the financial statements and financial schedule of SRI/Surgical Express, Inc. for the year ended December 31, 1998, that is included in the Company's Form 10-K for the year ended December 31, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statement of SRI/Surgical Express, Inc. on Form S-8 (File No. 333-31911, effective July 23, 1997).

                                                /s/ GRANT THORNTON LLP

Tampa, Florida
March 26, 2001